EXHIBIT 10.4

Amendment No. 4
to NOTE AND WARRANT PURCHASE Agreement

This Amendment No. 4 to Note and Warrant Purchase Agreement is dated as of October 12, 2016, but effective as of September 30, 2016, and is between CTI Industries Corporation, an Illinois corporation (the “Company”); CTI Supply, Inc., an Illinois corporation f/k/a CTI Helium, Inc., and a Wholly-Owned Subsidiary of the Company, in its capacity as a guarantor (the “Subsidiary Guarantor”); and BMO PRIVATE EQUITY (U.S.), INC., a Delaware corporation (the “Purchaser”).

The Company and the Purchaser entered into a Note and Warrant Purchase Agreement dated as of July 17, 2012 (as amended, restated, supplemented or otherwise modified prior to the effective date hereof, the “Purchase Agreement”), under which, among other things, the Company sold to the Purchaser and the Purchaser purchased from the Company a note in the aggregate principal amount of $5,000,000.

In connection with the Purchase Agreement, the Subsidiary Guarantor entered into a Guaranty dated as of July 17, 2012 (the “Subsidiary Guaranty”), under which, among other things, the Subsidiary Guarantor guarantees the prompt and complete payment and performance of the Obligations.

The parties now desire to amend the Purchase Agreement in certain respects.

The parties therefore agree as follows:

1.          Definitions. Defined terms used but not defined in this agreement are as defined in the Purchase Agreement.

2.          Amendments to Purchase Agreement. (a) The definition of “CTI Helium” in section 5.1 of the Purchase Agreement is hereby amended to read in its entirety as follows:

“            “CTI Helium” means CTI Supply, Inc., an Illinois corporation and a Wholly-Owned Subsidiary f/k/a CTI Helium, Inc.”

(b)          The definition of “Fixed Charges” in section 5.1 of the Purchase Agreement is hereby amended to read in its entirety as follows:

“            “Fixed Charges” means, with reference to any period, the sum of (a) the aggregate amount of payments made or required to be made by the Company and its Subsidiaries, on a consolidated basis, during such period in respect of principal on all Indebtedness for Borrowed Money (whether at maturity, as a result of mandatory sinking fund redemption, scheduled payments or otherwise) other than (i) Revolving Loans (as defined in the Senior Credit Agreement), (ii) Intercompany Debt, and (iii) in the case of Subordinated Debt, principal reductions caused by the exercise of warrants by the holders of such debt and principal reductions made prior to the date of this Agreement, plus (b) total cash interest expense (including interest on Subordinated Debt but excluding interest on Intercompany Debt) for such period.”

(c)          The definition of “Total Funded Debt” in section 5.1 of the Purchase Agreement is hereby amended to read in its entirety as follows:

“            “Total Funded Debt” means, at any time the same is to be determined, the aggregate of all Indebtedness for Borrowed Money of the Company and its Subsidiaries, on a consolidated basis, at such time, plus all Indebtedness for Borrowed Money of any other person or entity which is directly or indirectly guaranteed by the Company or any of its Subsidiaries or which the Company or any of its Subsidiaries has agreed (contingently or otherwise) to purchase or otherwise acquire or in respect of which the Company or any of its Subsidiaries has otherwise assured a creditor against loss. For purposes of this Agreement, “Total Funded Debt” includes the 2016 CTI–Merrick Debt and the 2016 CTI–Schwan Debt, but “Total Funded Debt” does not include any Excluded Flexo VIE Debt or the Subordinated Debt owing to John H. Schwan and Stephen M. Merrick described in Section 8.7(f).”

(d)          Section 5.1 of the Purchase Agreement is hereby further amended by inserting each of the following new definitions in the appropriate alphabetical order:

“           “2016 CTI-Merrick Debt” means the Indebtedness for Borrowed Money of the Company owing to Stephen M. Merrick evidenced by a Promissory Note dated September 30, 2016, in the original principal amount of $370,000 made by the Company and payable to Stephen M. Merrick.

“2016 CTI-Schwan Debt” means the Indebtedness for Borrowed Money of the Company owing to John H. Schwan evidenced by a Promissory Note dated September 30, 2016, in the original principal amount of $530,000 made by the Company and payable to John H. Schwan.

“2016 Walmart Promotional Program” means a program and arrangement pursuant to which the Company will provide and sell to Walmart in November 2016 approximately 4,000 half-pallets of vacuum-sealing machines and rolls of film for sale at Walmart stores.

“Amendment No. 4 Effective Date” means September 30, 2016, which is the effective date of an Amendment No. 4 to Note and Warrant Purchase Agreement dated as of October 12, 2016, but effective as of September 30, 2016, between the Company, CTI Helium, and the Purchaser.”

(e)            Section 8.5(a) of the Purchase Agreement is hereby amended to read in its entirety as follows:

“(a)          (i) from and after the Amendment No. 4 Effective Date and through and including the earlier of (A) the date as of which all Receivables (as such term is defined in the Senior Credit Agreement) from the 2016 Walmart Promotional Program have been paid to the Company (as determined by Purchaser in its sole and absolute discretion based, in part, on delivery to the Purchaser of invoice documentation and proof of payment remittance from Walmart) and (B) February 28, 2017, concurrently with delivery to the Senior Lender, and in any event by the first Business Day of each week, a copy of the Borrowing Base certificate in the form attached as Exhibit F to the Senior Credit Agreement showing the computation of the Borrowing Base in reasonable detail as of the close of business on the last day of the immediately preceding week, together with an accounts receivable and accounts payable aging and an inventory report supporting the computation of the Borrowing Base, prepared by the Company and certified to by its chief financial officer or such other officer acceptable to the Purchaser; and (ii) thereafter, concurrently with delivery to the Senior Lender, and in any event within fifteen (15) days after the last day of each calendar month, a copy of the Borrowing Base certificate in the form attached as Exhibit F to the Senior Credit Agreement showing the computation of the Borrowing Base in reasonable detail as of the close of business on the last day of such month, together with an accounts receivable and accounts payable aging and an inventory report supporting the computation of the Borrowing Base, prepared by the Company and certified to by its chief financial officer or such other officer acceptable to the Purchaser;”

(f)            Section 8.7 of the Purchase Agreement is hereby amended as follows: (1) by deleting “and” from the end of section 8.7(h); (2) by renumbering existing section 8.7(i) as a new section 8.7(k); and (3) by inserting the following as new sections 8.7(i) and 8.7(j):

“(i)          the 2016 CTI-Merrick Debt existing on the Amendment No. 4 Effective Date in an aggregate principal amount not to exceed $370,000 as of the Amendment No. 4 Effective Date, as reduced by permitted payments or permitted deemed payments thereon, and provided that (A) the maturity date for the 2016 CTI-Merrick Debt shall be not earlier than the date that is six months after the Maturity Date, (B) the 2016 CTI-Merrick Debt shall be unsecured, (C) the 2016 CTI-Merrick Debt shall be Subordinated Debt and (D) the first $900,000 of Receivables (as such term is defined in the Senior Credit Agreement) from the 2016 Walmart Promotional Program paid to the Company shall, subject to Section 8.21, be used by the Company to make one or more prepayments or deemed prepayments of all of the outstanding principal amount of the 2016 CTI-Merrick Debt and the 2016 CTI-Schwan Debt;

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(j)          the 2016 CTI-Schwan Debt existing on the Amendment No. 4 Effective Date in an aggregate principal amount not to exceed $530,000 as of the Amendment No. 4 Effective Date, as reduced by permitted payments or permitted deemed payments thereon, and provided that (A) the maturity date for the 2016 CTI-Schwan Debt shall be not earlier than the date that is six months after the Maturity Date, (B) the 2016 CTI-Schwan Debt shall be unsecured, (C) the 2016 CTI-Schwan Debt shall be Subordinated Debt and (D) the first $900,000 of Receivables (as such term is defined in the Senior Credit Agreement) from the 2016 Walmart Promotional Program paid to the Company shall, subject to Section 8.21, be used by the Company to make one or more prepayments or deemed prepayments of all of the outstanding principal amount of the 2016 CTI-Merrick Debt and the 2016 CTI-Schwan Debt; and”

(g)          Clause (b) of Section 8.21 of the Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“(b) make any voluntary prepayment of Subordinated Debt or effect any voluntary redemption thereof other than voluntary prepayments (or deemed voluntary prepayments) of the 2016 CTI-Merrick Debt and the 2016 CTI-Schwan Debt that are not prohibited under the terms of any instrument or agreement subordinating the same to the Obligations, or”

3.            Reaffirmation of Subsidiary Guaranty. The Subsidiary Guarantor hereby expressly does each of the following:

(1)	consents to the execution by the Company and the Purchaser of this agreement;

(2)	acknowledges that the “Indebtedness” (as defined in the Subsidiary Guaranty) includes all of the “Obligations” under and as defined in the Purchase Agreement, as amended from time to time (including as amended by this agreement);

(3)	acknowledges that the Subsidiary Guarantor does not have any set-off, defense, or counterclaim to the payment or performance of any of the obligations of the Company under the Purchase Agreement or the Subsidiary Guarantor under the Subsidiary Guaranty;

(4)	reaffirms, assumes, and binds itself in all respects to all of the obligations, liabilities, duties, covenants, terms, and conditions contained in the Subsidiary Guaranty;

(5)	agrees that all such obligations and liabilities under the Subsidiary Guaranty continue in full force and that the execution and delivery of this agreement to, and its acceptance by, the Purchaser will not in any manner whatsoever do any of the following:

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(A)	impair or affect the liability of the Subsidiary Guarantor to the Purchaser under the Subsidiary Guaranty;

(B)	prejudice, waive, or be construed to impair, affect, prejudice, or waive the rights and abilities of the Purchaser at law, in equity, or by statute against the Subsidiary Guarantor pursuant to the Subsidiary Guaranty; or

(C)	release or discharge, or be construed to release or discharge, any of the obligations and liabilities owing to the Purchaser by the Subsidiary Guarantor under the Subsidiary Guaranty; and

(6)	represents and warrants that each of the representations and warranties made by the Subsidiary Guarantor in any of the documents executed in connection with the Note and the other Operative Documents remain true and correct as of the date of this agreement.

4.            Representations and Warranties. To induce the Purchaser to enter into this agreement, the Company hereby represents to the Purchaser as follows:

(1)	that the Company is duly authorized to execute and deliver this agreement and is and will continue to be duly authorized to borrow monies under the Purchase Agreement, as amended by this agreement, and to perform its obligations under the Purchase Agreement, as amended by this agreement;

(2)	that the execution and delivery of this agreement and the performance by the Company of its obligations under the Purchase Agreement, as amended by this agreement, do not and will not conflict with any provision of law or of the articles of organization or operating agreement of the Company or of any agreement binding upon the Company;

(3)	that the Purchase Agreement, as amended by this agreement, is a legal, valid, and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability might be limited by bankruptcy, insolvency, or other similar laws of general application affecting the enforcement of creditors’ rights or by general principles of equity limiting the availability of equitable remedies;

(4)	that the representation and warranties set forth in section 6 of the Purchase Agreement, as amended by this agreement, and Section 6 of the Senior Credit Agreement, as amended, in each case are true and correct with the same effect as if those representations and warranties had been made on the date hereof, except that all references to the financial statements mean the financial statements most recently delivered to the Purchaser and except for changes specifically permitted under the Purchase Agreement, as amended by this agreement;

(5)	that the Company has complied with and is in compliance with all of the covenants set forth in the Purchase Agreement, as amended by this agreement, including the covenants stated in section 8 of the Purchase Agreement; and

(6)	that as of the date of this agreement no Default and no Event of Default under Section 10 of the Purchase Agreement, as amended by this agreement, has occurred or is continuing.

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5.            Conditions. The effectiveness of this agreement is subject to satisfaction of the following conditions:

(1)	that the Purchaser has received the following:

(A)	a copy of this agreement, duly executed by the parties;

(B)	one or more subordination agreements with respect to the 2016 CTI–Merrick Debt and the 2016 CTI–Schwan Debt (each as defined in the Purchase Agreement as in effect immediately after giving effect to this agreement), each in form and substance satisfactory to the Purchaser and duly executed by all applicable Persons;

(C)	a copy of an amendment to the Senior Credit Agreement and each of the other documents required to be delivered in accordance with that amendment, each in form and substance satisfactory to the Purchaser and duly executed by all applicable Persons; and

(D)	all other documents, certificates, resolutions, and opinions of counsel as the Purchaser requests; and

(2)	that all legal matters incident to the execution and delivery of this agreement are satisfactory to the Purchaser and its counsel.

6.            General. (a) This agreement and the rights and duties of the parties hereto are governed by, and are to be construed in accordance with, the internal laws of State of Illinois without regard to principles of conflicts of laws. Wherever possible each provision of the Purchase Agreement and this agreement is to be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Purchase Agreement and this agreement is prohibited by or invalid under any such law, that provision will be deemed ineffective to the extent of that prohibition or invalidity, without invalidating the remainder of that provision or the remaining provisions of the Purchase Agreement and this agreement.

(b)          This agreement is an Operative Document.

(c)          This agreement binds each party and their respective successors and assigns, and this agreement inures to the benefit of each party and the successors and assigns of the Purchaser.

(d)          Except as specifically modified or amended by the terms of this agreement, the terms and provisions of the Purchase Agreement, the Subsidiary Guaranty, and the other Operative Documents are incorporated by reference herein and in all respects continue in full force and effect. The Company, by execution of this agreement, hereby reaffirms, assumes, and binds itself to all of the obligations, duties, rights, covenants, terms, and conditions contained in the Purchase Agreement and the other Operative Documents to which it is a party.

(e)          Each reference in the Purchase Agreement to “this Agreement,” “hereunder,” “hereof,” or words of like import, and each reference to the Purchase Agreement in any and all instruments or documents delivered in connection therewith, are deemed to refer to the Purchase Agreement, as amended by this agreement.

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(f)          The Company shall pay all costs and expenses in connection with the preparation of this agreement and other related loan documents, including, without limitation, reasonable attorneys’ fees and time charges of attorneys who are employees of the Purchaser or any affiliate or parent of the Purchaser. The Company shall pay any and all stamp and other taxes, UCC search fees, filing fees, and other costs and expenses in connection with the execution and delivery of this agreement and the other instruments and documents to be delivered hereunder, and agrees to save the Purchaser harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such costs and expenses.

(g)          The Company hereby waives and releases any and all current existing claims, counterclaims, defenses, or set-offs of every kind and nature which it has or might have against the Purchaser arising out of, pursuant to, or pertaining in any way to the Purchase Agreement, any and all documents and instruments in connection with or relating to the foregoing, or this agreement. The Company hereby further covenants and agrees not to sue the Purchaser or assert any claims, defenses, demands, actions, or liabilities against the Purchaser arising out of, pursuant to, or pertaining in any way to the Purchase Agreement, any and all documents and instruments in connection with or relating to the foregoing, or this agreement.

(h)          The parties may sign this agreement in several counterparts, each of which will be deemed an original but all of which together will constitute one instrument. Receipt of an executed signature page to this agreement by facsimile or other electronic transmission will constitute effective delivery of that executed signature page. Electronic records of executed Operative Documents (including this agreement) maintained by the Purchaser will be deemed to be originals.

[Signature pages follow]

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(Signature Page to Amendment No. 4 to Note and Warrant Purchase Agreement)

The parties are signing this Amendment No. 4 to Note and Warrant Purchase Agreement as of the date stated in the introductory clause.

CTI INDUSTRIES CORPORATION

By:	/s/ Stephen Merrick
Name: Stephen Merrick
Title: President

CTI SUPPLY, INC.
(f/k/a CTI Helium, Inc.)

By:	/s/ Stephen Merrick
Name: Stephen Merrick
Title: President

BMO PRIVATE EQUITY (U.S.), INC.
By:	/s/Serkan Eskinazi
Name: Serkan Eskinazi
Title: President